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                                                                      EXHIBIT 21





                       LIST OF SIGNIFICANT SUBSIDIARIES


      RME Petroleum Company
         a Delaware corporation,

      RME Holding Company
         a Utah corporation,

      Anadarko Canada Energy Ltd.
         an Alberta, Canada corporation,

      Anadarko Canada Corporation
         an Alberta, Canada corporation,

      RME Land Corp.
         a Nebraska corporation,

      Anadarko Algeria Company,LLC
         a Delaware limited liability company,